Exhibit 5.1

[Seyfarth Shaw LLP Letterhead]

May 13, 2019
Evolution Petroleum Corporation
1155 Dairy Ashford Road
Suite 425
Houston, Texas 77079
Dear Ladies and Gentlemen:
We have acted as counsel for Evolution Petroleum Corporation, a Nevada corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, of (i) shares of common stock, $0.001 par value per share (“Common Stock”), of the Company (including any attached preferred share purchase rights), (ii) shares of preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock”); (iii) warrants for the purchase of Common Stock or Preferred Stock (the “Securities Warrants”); and (iv) unsecured debt securities of the Company, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (“Debt Securities,” and together with the Common Stock, the Preferred Stock, and the Securities Warrants, each a “Security” and collectively the “Securities”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Articles of Incorporation, as amended, and Bylaws of the Company, (ii) the form of senior indenture (the “Senior Indenture”) filed or incorporated by reference as an exhibit to the Registration Statement, (iii) the form of subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) filed or incorporated by reference as an exhibit to the Registration Statement and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will have become effective and comply with all applicable laws; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; (vi) the applicable Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vii) one or more prospectus supplements to the prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (x) at the time of issuance of any shares of Common Stock or Preferred Stock (including any such shares issuable upon the conversion of another Security), the Company has a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, under its Articles of Incorporation; (xi) any securities issuable upon conversion, exchange or exercise of any Debt Securities or Securities Warrants being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (xii) none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of any such Security nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in violation of any provision of any instrument or agreement then binding on the Company, or will violate any restriction imposed by a court or governmental body having jurisdiction over the Company.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1. With respect to shares of Common Stock, when both (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by the Board, then the shares of Common Stock will be legally issued, fully paid, and nonassessable;

2. With respect to shares of Preferred Stock, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a “Certificate”) as required by applicable law and the filing of the Certificate with the Secretary of State of the State of Nevada as required by applicable law and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered, and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be legally issued, fully paid, and nonassessable;

3. With respect to the Securities Warrants, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Securities Warrants, the terms of the offering thereof, and related matters, (B) the agreements relating to the Securities Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company, and (C) the Securities Warrants or certificates representing the Securities Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Securities Warrants and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Securities Warrants will be legally issued and such

Securities Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and

4. With respect to the Debt Securities to be issued under the Indentures, when (i) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of any such Debt Securities; (ii) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any applicable supplemental Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iii) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and any applicable supplemental Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legally issued and such Debt Securities will constitute valid and legally binding obligations of the Company, respectively, enforceable against the Company in accordance with their terms.

In rendering the opinion in paragraph 4, we have assumed that the trustee is or, at the time the applicable Indenture is signed, will be qualified to act as trustee under the applicable Indenture and the Trust Indenture Act of 1939, as amended, and that the trustee has or will have duly executed and delivered the applicable Indenture.

The enforceability of the Securities and provisions thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting enforcement of creditors rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the State of Nevada and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Seyfarth Shaw LLP
/s/ Seyfarth Shaw LLP